As filed with the Securities and Exchange Commission on July 25, 2023

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________________
Advanced Emissions Solutions, Inc.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	27-5472457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
______________________________________
8051 E. Maplewood Ave., Suite 210
Greenwood Village, CO 80111
(Address of principal executive offices, Zip Code)
Inducement Stock Option Award
Inducement Restricted Stock Unit Award
(Full title of the plan)
Clay Smith
General Counsel & Secretary
8051 E. Maplewood Ave., Suite 210
Greenwood Village, CO 80111
(720) 598-3500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Krista Hanvey
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, TX 75201
Telephone: (214) 698-3100
Facsimile: (214) 571-2900
______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
______________________________________

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this "Registration Statement") is filed by Advanced Emissions Solutions, Inc. (the "Registrant") relating to (i) up to 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the "Common Stock"), issuable pursuant to the grant of stock options and (ii) up to 400,000 shares of Common Stock issuable pursuant to the grant of restricted stock units, in each case, granted as inducement awards for employment with the Registrant pursuant to Nasdaq Listing Rule 5635(c)(4).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
The documents containing the information specified in Part I of this Registration Statement will be delivered to employees as specified by Rule 428(b)(1) of the Securities Act of 1033, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Certain Documents by Reference.
The following documents, which have previously been filed by the Registrant with the Commission pursuant to the Securities Act and pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:
(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on March 8, 2023;
(b) the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 filed with the Commission on May 9, 2023;
(c)the Registrant’s Current Reports on Form 8-K filed with the Commission on February 1, 2023 (as amended by the Form 8-K/A filed with the Commission on March 2, 2023), March 29, 2023, April 14, 2023, June 6, 2023, June 15, 2023, and July 17, 2023; and
(d)the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-4 filed with the Commission on March 25, 2013, as amended by Form S-4/A filed with the Commission on April 15, 2013.
In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregister all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.
    Not applicable.
Item 5.    Interests of Named Experts and Counsel.
    Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.
Additionally, the Registrant’s Second Amended and Restated Certificate of Incorporation and Bylaws provide for the elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payments of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions do not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s Second Amended and Restated Certificate of Incorporation requires the Registrant to indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.
Article VII of the Registrant’s Bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent not prohibited by Delaware law.
Item 7. Exemption from Registration Claimed.
    Not applicable.

Item 8. Exhibits

Exhibit No.	Description
4.1
Second Amended and Restated Certificate of Incorporation of Advanced Emissions Solutions, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2013).

4.2
Conformed Copy of the Bylaws of Advanced Emissions Solutions, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K filed with the Commission on March 12, 2018).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2*	Consent of Moss Adams LLP.
23.3*	Consent of Ernst & Young LLP, UK.
24.1*	Power of Attorney (included on signature page hereto).
99.1*	Advanced Emissions Solutions, Inc. Inducement Award Grant Notice for Nonqualified Stock Options and Standard Terms and Conditions for Nonqualified Stock Options.
99.2*	Advanced Emissions Solutions, Inc. Inducement Award Grant Notice for Restricted Stock Unit Award and Standard Terms and Conditions for Restricted Stock Units.
107.1*	Filing Fee Table.

*    Filed herewith.
Item 9.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on July 25, 2023.

ADVANCED EMISSIONS SOLUTIONS, INC.

By:	/s/ Robert E. Rasmus
Name:	Robert E. Rasmus
Title:	President and Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Rasmus, Clay Smith and Morgan Fields, and each of them, as the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Robert E. Rasmus	President and Chief Executive Officer and Director	July 25, 2023
Robert E. Rasmus	(Principal Executive Officer)

/s/ Morgan Fields	Chief Accounting Officer	July 25, 2023
Morgan Fields	(Principal Financial and Accounting Officer)

/s/ L. Spencer Wells	Director	July 25, 2023
L. Spencer Wells

/s/ Jeremy Blank	Director	July 25, 2023
Jeremy Blank

/s/ Richard Campbell-Breeden	Director	July 25, 2023
Richard Campbell-Breeden

/s/ Carol Eicher	Director	July 25, 2023
Carol Eicher

/s/ Gilbert Li	Director	July 25, 2023
Gilbert Li

/s/ Julian McIntyre	Director	July 25, 2023
Julian McIntyre

/s/ Laurie Bergman	Director	July 25, 2023
Laurie Bergman